Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192236) of our report relating to the consolidated financial statements of Accepté Holding B.V. dated November 1, 2013, appearing in the Current Report Form 8-K/A of SFX Entertainment, Inc filed February 14, 2014.

/s/ Deloitte Accountants B.V.
Amsterdam
February 13, 2014